SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

On December 17, 2009, Piedmont Office Realty Trust, Inc. (“Piedmont”) filed with the Securities and Exchange Commission its definitive proxy statement for its Special Meeting of Stockholders to be held on January 20, 2010 (the “Proxy Statement”). Piedmont is making this filing to correct immaterial differences between the form of proxy card filed with the Proxy Statement and the form of proxy card distributed to stockholders. Other than these revisions to the form of proxy card, there are no other changes to the information contained in the Proxy Statement.

December 17, 2009

Fellow Piedmont Stockholder:

Attached for your review is a notice of a Special Meeting of Stockholders and Proxy Statement for Piedmont Office Realty Trust, Inc. Please respond at your earliest convenience to help us avoid potential delays and additional expense to solicit votes. It is very important that you read this letter and proxy statement carefully—Your vote is very important.

Listing and Offering

As you know, Piedmont’s Board of Directors and management team have been monitoring the equity markets closely in order to find the best opportunity possible to create a liquidity event. Although the commercial real estate market continues to be very challenging and publicly-traded REITs are still valued approximately 50% below their peak in February 2007, the debt and equity capital markets have improved recently. The REIT sector has rallied to the point that it is currently valued above both long-term historic averages, as well as the perceived underlying market value for the assets in its portfolios. As a result, with the assistance of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, we are moving towards listing our stock on a publicly-traded national securities exchange and concurrently raising new capital in a public offering, which we expect to occur in the first quarter of 2010 if market conditions allow. We cannot, however, provide you with complete assurance that we will complete the listing or the offering in the first quarter of 2010, or at all.

Conversion and Reverse Stock Split

As part of the listing and public offering process, after consultation with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, we determined to create a separate class of common stock, which we expect to list on a national securities exchange. If you approve the proposal described in the accompanying proxy statement, a portion of your current shareholdings (25%) will become Class A shares, which we expect will be listed and will become tradable on a national securities exchange immediately upon listing. The remainder of your shares will be unlisted Class B shares, which will convert into Class A shares at predetermined intervals throughout 2010, with all of your shares converting to Class A shares by January 30, 2011 (our currently approved Liquidation Date) whether or not the listing or offering take place. This progressive conversion of all of our current common stock into listed shares is being done in order to minimize the chance that a significant proportion of our shares of common stock are sold immediately after the listing, which could increase the volatility and depress the trading price of the common stock. In addition, our Board of Directors and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated were concerned that, if we proceed with the offering, this potential for a decline in the price of the common stock immediately following the offering could decrease the price per share that we will be able to obtain in the offering. The conversion of your shares into Class A and Class B shares will also have the effect of a reverse one (1) for three (3) stock split, which will reduce the number of our shares outstanding and we believe will facilitate the offering and listing.

In order to make these changes in our common stock described above, we need the approval of our stockholders for an amendment to our Charter. It is our belief that the Charter amendment proposed in the accompanying proxy statement will allow our existing stockholders the best opportunity for a strong initial share price in the listing while providing partial immediate liquidity to all current stockholders and complete liquidity by the approved Liquidation Date of January 30, 2011.

Example

The following is an example of how these changes will work. If you currently own 12,000 shares of Piedmont common stock, your shares will convert automatically into 4,000 shares of Piedmont common stock in the following manner:

•	1,000 shares of Piedmont Class A stock that will become publicly tradable at listing; plus

•	1,000 shares of unlisted Piedmont Class B-1 stock that will convert into 1,000 Class A shares 180 days after the listing; plus

•	1,000 shares of unlisted Piedmont Class B-2 stock that will convert into 1,000 Class A shares 270 days after the listing; plus

•	1,000 shares of unlisted Piedmont Class B-3 stock that will convert into 1,000 Class A shares on January 30, 2011.

If they have not otherwise converted automatically in the manner set forth above, all of your Class B shares will convert into Class A shares on January 30, 2011.

Summary

While the number and classification of your shares will be affected by these changes, there will be no effect on your proportional ownership interest in Piedmont, your voting rights, your right to receive dividends or the total amount of your dividends. In addition, as a result of this conversion of stock, all current stockholders will be treated the same and will have all shares converted in the same proportion, so that each stockholder’s percentage ownership of Piedmont will remain the same, except for any changes as a result of the treatment of fractional shares as discussed in the accompanying Proxy Statement. The Class A shares (25% of the total) will be listed on a national securities exchange. The three classes of Class B shares (75% of total) will not be listed on a national securities exchange, but will convert into listed Class A shares as described above. Because our Share Redemption Program will terminate in connection with the listing, and we do not anticipate that the shares of our Class B common stock will be traded on a listed securities market, your options for liquidity with respect to the shares of Class B common stock will initially be very limited. By January 30, 2011, the final conversion date, all of your shares will be our Class A shares, which we expect will be listed on a national securities exchange. In addition, in connection with the offering, all of our directors and executive officers have agreed that they will not sell any of their shares of our common stock until January 30, 2011, the final conversion date on which we expect all of your shares will be listed on a national securities exchange.

It is our desire to lessen the potential for volatile trading activity in the stock after it has been listed; therefore, we believe that it is in the best interest of the current stockholders to approve the Charter amendment. It has been our stated intent to find an opportunity to create a liquidity event at the best possible time in this challenging economic and real estate environment. We believe that the Charter amendment is important to our ability to provide liquidity and long-term value to our stockholders.

We thank you for your continued support of Piedmont. If you have any questions regarding this proxy, please call your financial advisor or our call center at 800-557-4830.

Regards,

/s/ Donald A. Miller, CFA

Donald A. Miller, CFA

Chief Executive Officer

Piedmont Office Realty Trust, Inc.

OFFICIAL NOTICE OF SPECIAL MEETING

PIEDMONT OFFICE REALTY TRUST, INC.

11695 Johns Creek Parkway, Suite 350

Johns Creek, Georgia 30097

Proxy Statement and

Notice of Special Meeting of Stockholders

To Be Held January 20, 2010

Dear Stockholder:

On Wednesday, January 20, 2010, Piedmont Office Realty Trust, Inc. (“Piedmont”), a Maryland corporation, will hold a special meeting of stockholders (the “Special Meeting”) at the Metropolitan Club, 5895 Windward Pkwy # 100, Alpharetta, GA 30005. The meeting will begin at 11:00 a.m. eastern time.

The purpose of this Special Meeting is to consider and to vote upon the following proposals:

•

A proposal to approve an amendment to our Charter that will provide for the conversion of each share of our outstanding common stock into 1/12th of a share of our Class A common stock and 1/12th of a share of each of our Class B-1, Class B-2 and Class B-3 common stock and the future conversion of our Class B-1, B-2 and B-3 common stock into our Class A common stock; and

•

A proposal to approve an adjournment or postponement of the Special Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes for the proposal.

Your board of directors has selected the close of business on December 2, 2009 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Copies of our 2008 annual report to stockholders (our “Annual Report”) have previously been mailed to our stockholders. This proxy statement and proxy card are being mailed to you on or about December 18, 2009.

WHETHER YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED AS EARLY AS POSSIBLE. YOU HAVE THE FOLLOWING THREE OPTIONS FOR SUBMITTING YOUR VOTES BY PROXY: (1) VIA THE INTERNET; (2) BY TELEPHONE; OR (3) BY MAIL, USING THE ENCLOSED PROXY CARD. BECAUSE WE ARE A WIDELY-HELD REIT WITH APPROXIMATELY 107,000 REGISTERED STOCKHOLDERS, YOUR VOTE IS VERY IMPORTANT! YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE PIEDMONT SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on January 20, 2010: The proxy statement and the 2008 Annual Report to Stockholders are available at https://www.proxy-direct.com.

BY ORDER OF THE BOARD OF DIRECTORS

Robert E. Bowers

Chief Financial Officer, Executive Vice President, Secretary and Treasurer

Atlanta, Georgia

December 17, 2009

i

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our Special Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Will my vote make a difference?

A:	Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save Piedmont significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of Piedmont.

Q:	Why did you send me this Proxy Statement and proxy card?

A:	You are receiving a Proxy Statement and proxy card from us because you own shares of our common stock. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Donald A. Miller, CFA, our Chief Executive Officer, and Robert E. Bowers, our Chief Financial Officer, as your representatives at the Special Meeting. Messrs. Miller and Bowers will vote your shares at the Special Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card, or authorize a proxy by telephone or over the Internet in advance of the Special Meeting just in case your plans change.

If an issue comes up for vote at the Special Meeting that is not on the proxy card, Messrs. Miller and Bowers will vote your shares, under your proxy, at their discretion.

Q:	On what items am I voting?

A:	You are being asked to consider and vote on the following:

(1)	Amendment of the Charter to Provide for Conversion of the Common Stock—the approval of an amendment to our Charter, in connection with the listing of our Class A common stock on a national securities exchange (the “Listing”) and a potential concurrent public offering of shares of our Class A common stock (the “Offering”), that will provide for the conversion of each share of our outstanding common stock into the following:

•	1/12th of a share of our Class A common stock; plus

•	1/12th of a share of our Class B-1 common stock; plus

•	1/12th of a share of our Class B-2 common stock; plus

•	1/12th of a share of our Class B-3 common stock;

and the future conversion of our Class B-1, B-2 and B-3 common stock into our Class A common stock.

(2)	Adjournment or Postponement of the Special Meeting—the approval of a proposal to adjourn or postpone the Special Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes for the proposal.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends a vote:

•	FOR the proposal to amend the Charter; and

•

FOR the proposal to approve an adjournment or postponement of the Special Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes for the proposal.

Q:	Will the proposal to provide for the conversion of the common stock affect my ownership interest in Piedmont or my dividend or voting rights?

A:	The proposal to provide for the conversion of the common stock will NOT affect your proportional ownership interest in Piedmont, except for any changes as a result of the treatment of fractional shares as discussed below. It will NOT affect your voting rights or your right to receive dividends. If we effect the Offering, additional shares of our common stock will be issued and sold that will reduce your proportional ownership.

Q:	What happens if the proposal to provide for the conversion of the common stock is approved?

A:	If the proposal to provide for the conversion of the common stock is approved, we intend to effect the conversion in connection with the Listing by filing an amendment to our Charter with the State Department of Assessments and Taxation of Maryland shortly before the Listing. The possibility exists that, subsequent to the filing of the amendment to our Charter, the Listing could fail to take place. If that occurs, pursuant to the terms of the amendment to our Charter, all shares of Class B common stock will convert automatically into shares of our Class A common stock on January 30, 2011.

We currently intend to complete both the Listing and the Offering. However, we may elect to complete a Listing without the concurrent Offering, in which case we will still effect the amendment to our Charter in connection with the Listing. In addition, we may determine not to complete the Listing or the Offering, in which case we will not effect the amendment to our Charter, even if it is approved by our stockholders.

Q:	What happens if the proposal to provide for the conversion of the common stock is not approved?

A:	If the proposal to provide for the conversion of the common stock is not approved, our board of directors will consider all of its options in connection with the Listing and the Offering. Our board of directors may determine to move forward with the Offering and/or the Listing or to abandon the Offering and/or the Listing.

Q:	How do I vote?

A:	If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options:

•	authorize a proxy over the Internet at the web address shown on your proxy card (if you have access to the Internet, we encourage you to authorize a proxy in this manner);

•	authorize a proxy by telephone through the number shown on your proxy card;

•	completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope; or

•	attending the Special Meeting and voting in person.

If you have Internet access, we encourage you to authorize a proxy on the Internet. It is convenient, and it saves Piedmont significant postage and processing costs. In addition, when you authorize a proxy via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this Proxy Statement.

Q:	How may I vote for the amendment to the Charter to provide for the conversion of the common stock?

A:	With respect to the proposal to amend the Charter, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The amendment to the Charter will be approved if the proposal receives the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR the proposal to amend the Charter.

Q:	How may I vote for the proposal to approve an adjournment or postponement of the Special Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals?

A:	With respect to the proposal to approve an adjournment or postponement of the Special Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes for the proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

This proposal will be approved if it receives the affirmative vote of at least a majority of the votes cast at the Special Meeting by the stockholders who are present in person or by proxy and entitled to vote on the matter. If you abstain from voting on the proposal, it will have no effect on the outcome of the vote. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR this proposal.

Q:	When is the Special Meeting and where will it be held?

A:	The Special Meeting will be held on Wednesday, January 20, 2010, at 11:00 a.m. (eastern time) at the Metropolitan Club, 5895 Windward Pkwy # 100, Alpharetta, GA 30005.

Q:	Who is soliciting my proxy?

A:	This proxy is being solicited by the board of directors of Piedmont.

Q:	What is the record date?

A:	The record date is set for December 2, 2009. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Special Meeting.

Q:	How many shares of common stock are outstanding and can vote?

A:	As of the close of business on the record date, there were approximately 473,645,504 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held. Only shares of common stock outstanding as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

Q:	How many votes do you need to hold the Special Meeting?

A:	In order for us to conduct the Special Meeting, we must have a quorum, which means that 50% of our outstanding shares of common stock as of the close of business on the record date must be present in person or by proxy at the Special Meeting. Your shares will be counted as present at the Special Meeting if you:

•	authorize a proxy over the Internet or by telephone;

•	properly submit a proxy card (even if you do not provide voting instructions); or

•	attend the Special Meeting and vote in person.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

•	authorizing another proxy over the Internet or by telephone before 12:01 a.m., eastern time, on January 20, 2010;

•	giving written notice to Robert E. Bowers, our Secretary;

•	attending the Special Meeting and voting in person; or

•	returning a new, valid proxy card bearing a later date, which is received before the Special Meeting date.

Q:	How will the proxies be voted?

A:	Any proxy, if it is received in time, is properly executed and is not revoked, will be voted at the Special Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted:

•	FOR the proposal to amend the Charter; and

•

FOR the proposal to approve an adjournment or postponement of the Special Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes for the proposal.

Q:	Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A:	If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet proxy authorization depends on the voting processes of the broker, bank or other nominee.

Q:	What is the effect of abstentions and broker non-votes?

A:	Abstentions with respect to a proposal are counted for purposes of establishing a quorum.

With respect to the proposal to adjourn or postpone the Special Meeting, abstentions will have no effect on the outcome of the vote. With respect to the proposal to amend the Charter, abstentions will have the effect of a vote against the proposal.

If your shares are held in “street name” through a broker, bank or other nominee and you do not vote your shares, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, brokerage firms have authority to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

On “non-routine” matters, such as the amendment to the Charter and the proposal to adjourn or postpone the Special Meeting to solicit additional proxies in favor of the foregoing proposal, the brokerage firm cannot vote the shares on that proposal if it has not received voting instructions from the beneficial owner of such shares.

A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. By signing your proxy card and returning it to your broker without specific voting instructions as to any proposal, your shares represented by that proxy will be voted FOR that proposal. Any shares you beneficially own not identified as represented by that proxy will be considered broker non-votes with respect to all “non-routine” matters, including (1) the proposal to amend the Charter to provide for the conversion of the common stock and (2) the proposal to adjourn or postpone the Special Meeting, including to solicit additional proxies in favor of the foregoing proposal.

With respect to the amendment to the Charter, broker non-votes will have the effect of a vote AGAINST the proposal. With respect to the proposal to adjourn or postpone the Special Meeting, broker non-votes will have no effect on the proposal.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Special Meeting other than as set forth herein, if any other business is properly presented at the Special Meeting, your signed proxy card gives authority to Donald A. Miller, CFA, our Chief Executive Officer and Robert E. Bowers, our Chief Financial Officer, or either of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Who pays the cost of this proxy solicitation?

A:	Piedmont will pay all the costs of soliciting these proxies. In addition to these mailed proxy materials, our employees may also solicit proxies in person, by telephone or by other means of communication. Our employees will not be paid any additional compensation for such activities. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners. We have not retained any outside party to assist in the solicitation of proxies; however, we have retained Computershare Fund Services to provide certain administrative services in connection with the proposals in this Proxy Statement, including contacting stockholders to ensure they have received this Proxy Statement.

Q:	Is this Proxy Statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors and employees may also solicit proxies in person, via the internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:	If I plan to attend the Special Meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the Special Meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:	How can I get additional copies of this Proxy Statement or other information filed with the Securities and Exchange Commission relating to this solicitation?

A:	You may obtain additional copies of this Proxy Statement, our 2008 Annual Report on Form 10-K and all other relevant documents filed by us with the Securities and Exchange Commission (the “SEC”) free of charge at the SEC’s Web site located at www.sec.gov, from our Web site at www.piedmontreit.com, or by calling our Investor Services Department at 1-800-557-4830.

In addition, we file annual, quarterly and special reports, Proxy Statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. You may also read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains both historical and forward-looking statements that are based on our assumptions, expectations and projections about Piedmont and the real estate industry. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information concerning possible or assumed future results of operations of Piedmont, including statements about the following subjects: benefits, effects and results of the proposed conversion of our common stock; the timing and likelihood of consummating the Listing and/or the Offering; and the expected public market for our common stock following the Listing.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include:

•	If current market and economic conditions do not improve or worsen, our business, results of operations, cash flows, financial condition and access to capital may be adversely affected;

•

Our growth will partially depend upon future acquisitions of properties, and we may not be successful in identifying and consummating suitable acquisitions that meet our investment criteria, which may impede our growth and negatively affect our results of operations;

•

We depend on tenants for our revenue, and accordingly, lease expirations, terminations and/or tenant defaults particularly by one of our large lead tenants, could adversely affect the income produced by our properties, which may harm our operating performance;

•

We face considerable competition in the leasing market and may be unable to renew existing leases or re-let space on terms similar to the existing leases, or we may expend significant capital in our efforts to re-let space, which may adversely affect our operating results;

•	Adverse market and economic conditions may continue to negatively affect us and could cause us to recognize impairment charges or otherwise impact our performance;

•	We depend on key personnel, each of whom would be difficult to replace;

•	Our failure to qualify as a REIT could adversely affect our operations and ability to make distributions;

•

Changes in the economies and other conditions of the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area;

•	Economic and regulatory changes, including accounting standards, that impact the real estate market generally;

•	The success of our real estate strategies and investment objectives;

•	Costs of complying with governmental laws and regulations;

•	Uncertainties associated with environmental and other regulatory matters; and

•	Availability of financing and banks’ ability to honor existing line of credit commitments.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement or that may be made elsewhere from time to time by, or on behalf of, us.

PROPOSAL I:

AMENDMENT TO THE CHARTER TO PROVIDE FOR

THE CONVERSION OF THE COMMON STOCK

Introduction

Our board of directors has authorized a listing of our Class A common stock on a national securities exchange (the “Listing”) and a potential concurrent public offering of shares of our Class A common stock (the “Offering”). Our board of directors conducted a review of selected strategic alternatives with the assistance of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities, Inc. Following completion of this review, our board has determined it is in the best interests of the Company and our stockholders to provide for the conversion of the outstanding shares of our common stock in connection with the Listing and the Offering, as described below. In order to accomplish this, we need stockholder approval of an amendment to our Charter. The full text of this amendment is set forth in the proposed Articles of Amendment attached to this proxy statement as Appendix A (the “Articles of Amendment”). If the proposal to provide for the conversion of the common stock is approved, we intend to effect the conversion in connection with the Listing and the Offering by filing the amendment to our Charter with the State Department of Assessments and Taxation of Maryland (the “SDAT”) shortly before the Listing. However, we may elect to complete a Listing without the concurrent Offering, in which case we will still effect the amendment to our Charter in connection with the Listing.

Background

We were formed as a non-traded REIT in 1997. Our original charter required that we list our common stock on a national securities exchange or over-the-counter market by January 30, 2008 (the “Initial Liquidation Date”) or commence an orderly process of liquidation. On December 13, 2007, our stockholders approved an extension of the Initial Liquidation Date until July 30, 2009, and provided discretion to our board of directors, based upon market conditions and other relevant factors, to further extend such date until January 30, 2011.

On July 21, 2009, in consultation with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, our board of directors determined, in light of market conditions and other relevant factors, that it was in the best interest of our stockholders to further extend the Initial Liquidation Date until January 30, 2011 (the “Current Liquidation Date”). In the months following this extension, the board of directors, in consultation with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, continued to monitor public equity market conditions for signs of improvement over the significant market volatility and decreased valuations of publicly-traded REITs observed in 2008 and the first half of 2009. In the third quarter of 2009, the board of directors, in consultation with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, concluded that markets had sufficiently stabilized and that it was advisable to begin to prepare for the Listing and the Offering. On November 24, 2009, in connection with discussions related to the Listing and the Offering, our board of directors, in consultation with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, concluded that the proposed conversion of the common stock (as described in more detail below) is in the best interests of our stockholders because it (i) may reduce concentrated sales of our stock at the time of the Listing and the Offering (if the Offering occurs) that could depress the trading price of our common stock and (ii) may permit existing stockholders to access liquidity for their shares over time, with full liquidity by January 30, 2011, the Current Liquidation Date. In addition, our board of directors, believes the proposed conversion may allow us to achieve our capital raising objectives, if the Offering occurs.

Accordingly, our board of directors determined to amend the Charter to provide for the conversion of the common stock as described herein and to recommend that our stockholders vote FOR this proposal.

The Offering and Listing

If this proposal is approved, we plan to effect the Offering and the Listing of shares of our Class A common stock. However, we may elect to complete a Listing without the concurrent Offering, in which case we will still effect the amendment to our Charter in connection with the Listing. If the conversion of our common stock is not approved by our stockholders, our board of directors will consider all of its options in connection with the Listing and the Offering, including proceeding with the Offering and/or a Listing or delaying or abandoning the Offering and/or the Listing.

If the proposal to provide for the conversion of the common stock is approved, we intend to effect the conversion in connection with the Listing and the Offering by filing the amendment to our Charter with the SDAT shortly before the Listing. The possibility exists that, subsequent to the filing of the amendment to our Charter, the Listing could fail to take place. If that occurs, pursuant to the terms of the amendment to our Charter, all shares of Class B common stock will convert into shares of our Class A common stock on January 30, 2011. We intend for the Offering to close and the Listing to be effected sometime in the first quarter of 2010; however, we can provide no assurances that either the Offering will close or the Listing be effected during that period of time or at all. We currently intend to effect both the Listing and the Offering. However, we may elect to complete a Listing without the concurrent Offering, in which case we will still effect the amendment to our Charter in connection with the Listing. In addition, we may determine not to complete the Listing or the Offering, in which case we will not effect the amendment to our Charter, even if it is approved by our stockholders.

On November 24, 2009, in anticipation of the Listing and the Offering and anticipation of filing offering documents on the following day, our board of directors suspended our Share Redemption Program for redemption requests received after the close of processing for November’s Share Redemption Program payout. The Share Redemption Program will be terminated in connection with the completion of the Listing.

The Amendment to the Charter

The amendment to the Charter will provide that each outstanding share of our common stock will be converted into the following:

•	1/12th of a share of our Class A common stock; plus

•	1/12th of a share of our Class B-1 common stock; plus

•	1/12th of a share of our Class B-2 common stock; plus

•	1/12th of a share of our Class B-3 common stock.

In addition, 600,000,000 shares of our authorized common stock will be classified as Class A common stock, 50,000,000 shares of our authorized common stock will be classified as Class B-1 common stock, 50,000,000 shares of our authorized common stock will be classified as Class B-2 common stock and 50,000,000 shares of our authorized common stock will be classified as Class B-3 common stock. We refer to our Class B-1 common stock, Class B-2 common stock and Class B-3 common stock collectively as “Class B” common stock. The conversion will be effected in connection with the Listing, upon the filing of the amendment to our Charter shortly before the Listing. Shares of our Class A common stock will be identical to our existing common stock, except that we expect to list the shares of our Class A common stock on a national securities exchange. Likewise, shares of our Class A and Class B common stock will also be identical, except that we do not intend to list the shares of our Class B common stock on a national securities exchange and the shares of our Class B common stock will convert automatically into shares of our Class A common stock at the specified times below:

•	180 days following the date of listing of our Class A common stock on a national securities exchange or an over-the-counter market (the “Listing Date”), in the case of our Class B-1 common stock;

•	270 days following the Listing Date, in the case of our Class B-2 common stock; and

•	on January 30, 2011, in the case of our Class B-3 common stock.

In addition, if they have not already converted, all shares of our Class B common stock will automatically convert into shares of our Class A common stock on January 30, 2011.

Because shares of our Class A and Class B common stock will be identical, except as described above, they will each have the same voting rights and rights to receive dividends.

Effect on Existing Stockholders

The ultimate effect of the amendment to the Charter will be to (i) divide the shares owned by our existing stockholders into four classes and (ii) decrease the total number of shares that each stockholder owns by a ratio of one-third. The amendment to the Charter will have NO effect on the proportional ownership interests of our stockholders, except for any changes as a result of the treatment of fractional shares as discussed below. In addition, it will NOT affect the voting or dividend rights of our stockholders. Because each stockholder will own one-third as many shares as before, each stockholder’s average cost basis should be adjusted by multiplying by three.

If the Listing occurs, a portion of the shares that are converted from our existing common stock will be tradable on a national securities exchange at the time of the Listing. We expect that the remainder of these shares will become listed over time, with all outstanding shares becoming listed by January 30, 2011, the Current Liquidation Date.

As an example of how existing stockholders will be affected by the amendment to the Charter, consider a hypothetical stockholder who currently owns 12,000 shares of our common stock. Upon the filing of the amendment to our Charter shortly before the Listing, the stockholder’s 12,000 shares will convert automatically into 4,000 shares of our common stock, in the following manner:

•	1,000 shares of our Class A common stock; plus

•	1,000 shares of our Class B-1 common stock; plus

•	1,000 shares of our Class B-2 common stock; plus

•	1,000 shares of our Class B-3 common stock.

All other existing stockholders will also have their shares converted in the same proportion, so the stockholder’s percentage ownership of Piedmont will remain the same. Initially, 25% of the stockholder’s shares, will be shares of our Class A common stock that we expect will be listed on a national securities exchange. The remaining 75% of the stockholder’s shares will be shares of our Class B common stock that will not be listed on a national securities exchange. Because our Share Redemption Program will not be in place and we do not anticipate that the shares of our Class B common stock will be traded on an over-the-counter market, the stockholder’s options for liquidity with respect to the shares of Class B common stock will initially be very limited. Further, the market price per share of Class A common stock when Class B common stock converts to Class A common stock may be different than the market price per share of the Class A common stock on the date of the Listing.

Twenty-five percent of the stockholder’s shares will convert automatically into shares of our Class A common stock on each of the dates that is 180 and 270 days following the Listing. The remaining 25% of the stockholders shares will convert automatically into shares of our Class A common stock on January 30, 2011. At the time of each conversion, we expect that the shares of our Class A common stock into which the shares of our Class B common stock are converted will be listed on a national securities exchange. On January 30, 2011, the final conversion date, all of the stockholder’s shares of our common stock will have converted automatically into shares of our Class A common stock, which we expect will be listed on a national securities exchange. During the time that the shares of our Class B common stock are outstanding, there is the possibility that our board, in evaluating our liquidity position and the value of our common stock, will determine to repurchase shares of our Class A or Class B common stock.

Treatment of Fractional Shares

No fractional shares of common stock will be issued in connection with the conversion of our common stock. Instead, stockholders who otherwise would own a fractional share of a class of our common stock following the conversion will be entitled to receive cash in an amount equal to the fair market value of such fractional share of common stock, as determined by our board of directors.

Certain Material U.S. Federal Income Tax Consequences of the Conversion of Our Common Stock

The following is a summary of important tax considerations of the conversion of our common stock. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-conversion shares as part of a straddle, hedge, or conversion transaction, and stockholders who acquired their pre-conversion shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. We recommend that stockholders consult their tax advisors to determine the federal state, local, foreign and other tax consequences to them of the conversion in light of the stockholders’ particular circumstances.

A stockholder generally will not recognize gain or loss on the conversion of our common stock, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-conversion shares received will be equal to the aggregate tax basis of the pre-conversion shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares) and the holding period of the post-conversion shares received will include the holding period of the pre-conversion shares exchanged.

A holder of the pre-conversion shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Internal Revenue Code. The redemption will be treated as a sale of the fractional share, and not as a dividend, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize gain or loss equal to the difference between the portion of the tax basis of the post-conversion shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a dividend to the extent of our earnings and profits properly allocable to such distribution, and then as a recovery of the holder’s tax basis (which may include the basis of all of the holder’s shares), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership depends, in part, on the size of the holder’s percentage interest in our common shares and the extent to which the holder’s cash distribution per share (taking into account shares retained and redeemed by the holder) is greater or less than the average cash distribution per share (taking into account all of our outstanding shares). In addition, if the Company issues shares pursuant to a public offering and such issuance is treated as part of a “firm and fixed plan” that includes the fractional share redemptions, the dilution in ownership resulting from such offering would be taken into account in applying the Section 302 tests, which generally should result in sale treatment for holders.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale or a dividend and the tax consequences thereof.

Comparison of our Currently Outstanding Common Stock to our Class A and Class B Common Stock

	Currently Outstanding Common Stock	Class A Common Stock	Class B Common Stock
Public Market	None.	Expected to be listed on a national securities exchange.	None.

Voting Rights	One vote per share on all matters voted upon by our stockholders.	One vote per share on all matters voted upon by our stockholders.	One vote per share on all matters voted upon by our stockholders.

Dividend Rights	Entitled to such distributions as may be authorized from time to time by our board of directors in its discretion.	Entitled to such distributions as may be authorized from time to time by our board of directors in its discretion.	Entitled to such distributions as may be authorized from time to time by our board of directors in its discretion.

Automatic Conversion

None currently.

If the amendment to the Charter is approved, each share will convert automatically into 1/12th of a share of each of our Class A, Class B-1, Class B-2 and Class B-3 common stock upon the filing of the amendment to the Charter shortly before the Listing.

None.

Each share will convert into one share of Class A common stock as follows:

•     180 days after the Listing Date, in the case of Class B-1 common stock;

•     270 days after the Listing Date, in the case of Class B-2 common stock; and

•     on January 30, 2011 in the case of Class B-3 common stock.

In addition, if it has not previously converted, each share will convert automatically into one share of Class A common stock on January 30, 2011.

Listing of Our Common Stock

We intend to apply to list our Class A common stock (including shares of our Class A common stock held by our existing stockholders, shares of our Class A common stock that are converted automatically from shares of our Class B common stock, and shares of our Class A common stock we intend to sell in the Offering) on a national securities exchange. Our Class B common stock will not be listed on a national securities exchange.

Reasons for the Amendment to the Charter

As described above, our board of directors determined to amend the Charter to provide for the conversion of the common stock and to submit this amendment to stockholders for approval, in connection with the Listing. In preparing for the Listing and the potential Offering, our board of directors and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated were concerned that a significant number of shares of common stock might be offered for sale by our stockholders immediately after the Listing, which would likely depress the trading price of the common stock for other stockholders. In addition, our board of directors and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated were concerned that this potential for a decline in the price of the common stock immediately following the Listing would decrease the price per share that we will be able to obtain in the Offering, if the Offering occurs. This in turn would impact our ability to raise equity capital in the Offering (if the Offering occurs) and in potential future public offerings at attractive prices. The board of directors believes that providing for the conversion of the common stock into shares that we expect will become listed over a period of time may reduce significant sales of our common stock immediately following the Listing. Our board of directors believes this may lessen any related decrease in the trading price of our common stock, and may allow us to achieve our capital raising objectives, if the Offering occurs. The conversion also may allow our existing stockholders liquidity over time, with full liquidity for their shares by January 30, 2011, the Current Liquidation Date.

Finally, our board of directors believes that the conversion of the common stock, by reducing the number of shares of our common stock that are outstanding, may have the effect of increasing the price per share of our common stock relative to the trading price that would result if the conversion did not have the effect of a reverse stock split. In particular, our board of directors believes that an increased price per share may increase interest in the trading of our common stock and improve its marketability and liquidity. For example, our board of directors believes that some institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. The conversion of our common stock could increase the likelihood that its trading price following the Listing will remain at a level that would be viewed more favorably by potential investors. Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors also may be dissuaded from purchasing lower-priced stocks. A higher stock price after the conversion may reduce this concern. However, we cannot assure you that the trading price of our common stock following the conversion will be higher than the trading price would have been if we effected the conversion without also reducing the number of shares of our common stock issued and outstanding. The trading price of our common stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance. Therefore, it is possible that the per share price of our common stock following the conversion may not result in a stock price that will attract (or satisfy the investment guidelines of) institutional investors, investment funds and certain other investors.

Recommendation of the Board of Directors

Our board of directors believes that the amendment to our Charter is advisable and in the best interests of Piedmont and our stockholders, and has unanimously approved the amendment to the Charter and unanimously recommends that you vote FOR the proposal to approve the amendment to our Charter to provide for the conversion of the common stock into our Class A and Class B-1, B-2 and B-3 common stock and the future conversion of our Class B-1, B-2 and B-3 common stock into our Class A common stock.

In reaching its conclusion, our board of directors consulted with our management, as well as with our legal advisors, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and Robert A. Stanger & Co., Inc., and considered a variety of factors weighing favorably towards the amendment, including, without limitation, the following:

•	the amendment may reduce concentrated sales of our stock at the time of the Listing that could depress the trading price of our common stock;

•

the amendment may make the shares of our Class A common stock that we offer to the public more attractive (in the event the Offering occurs), which may allow us to obtain a higher public offering price per share and achieve our capital raising objectives; and

•

the amendment may permit existing stockholders to access liquidity for a portion of their shares at the time of the Listing and for the remainder of their shares over time, with full access to liquidity by January 30, 2011, the Current Liquidation Date.

Our board of directors weighed these advantages and opportunities against the fact that our existing stockholders will not have full access to liquidity with respect to all of their existing shares before January 30,

2011, the Current Liquidation Date. After consideration of this factor, our board of directors determined that this disadvantage was significantly outweighed by the potential benefits to our stockholders of providing for the conversion of the common stock.

Although this discussion of the information and factors considered by our board of directors is believed to include the material factors considered by our board of directors, it is not intended to be exhaustive and may not include all of the factors considered by our board of directors. In reaching its determination to approve and recommend the amendment to our Charter to provide for the conversion of the common stock, our board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the proposal is advisable and in the best interests of Piedmont and our stockholders. Rather, our board of directors based its position and recommendation on the totality of the information presented to, and factors considered by, the board of directors. In addition, individual members of our board of directors may have given differing weights to different factors.

Proposed Amendments

Our existing Charter is being amended in the Articles of Amendment to:

(1) provide that, immediately upon the acceptance for record of the Articles of Amendment by the SDAT (the “Effective Time”), each Common Share (as defined in the Charter) which was issued and outstanding immediately prior to the Effective Time shall be changed into 1/12th of a share of Class A Common Stock, 1/12th of a share of Class B-1 Common Stock, 1/12th of a share of Class B-2 Common Stock and 1/12th of a share of Class B-3 Common Stock, the Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock having the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in the Charter upon the Effective Time; and

(2) add the following paragraphs to Section 7.2 of Article VII:

(vi) CLASSIFICATION. 600,000,000 Common Shares shall be classified as Class A Common Stock (the “Class A Common Stock”), 50,000,000 Common Shares shall be classified as Class B-1 Common Stock (the “Class B-1 Common Stock”), 50,000,000 Common Shares shall be classified as Class B-2 Common Stock (the “Class B-2 Common Stock”) and 50,000,000 Common Shares shall be classified as Class B-3 Common Stock (the “Class B-3 Common Stock” and, together with the Class B-1 Common Stock and the Class B-2 Common Stock, the “Class B Common Stock”).

(vii) CONVERSION. The Class A Common Stock is not convertible into or exchangeable for any other property or securities of the Company. Each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock as follows: (a) one hundred eighty (180) days following the date of the listing of the Class A Common Stock of the Company on a national securities exchange or over-the-counter market (the “Listing Date”), in the case of the Class B-1 Common Stock; (b) two hundred seventy (270) days following the Listing Date, in the case of the Class B-2 Common Stock; and (c) on January 30, 2011, in the case of the Class B-3 Common Stock; provided, however, that each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock on January 30, 2011.

(viii) GENERAL. Except as set forth in the immediately preceding subparagraph, the Class A Common Stock and Class B Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption.

Implementation of Amendments

If approved by our stockholders at the Special Meeting, the amendments reflected in the Articles of Amendment will be effected shortly before the Listing. We intend to effect these amendments by filing the

Articles of Amendment with the SDAT, which will become effective upon filing with and acceptance for record by the SDAT. We intend to effect certain other amendments previously approved by our stockholders at our April 11, 2007 special meeting by filing a Third Articles of Amendment and Restatement (which will include such amendments and the amendments contained in the Articles of Amendment) with the SDAT in connection with the Listing. Our stockholders’ approval of the amendments reflected in the Articles of Amendment will also constitute approval of the inclusion of such amendments in the Third Articles of Amendment and Restatement.

Appraisal Rights

Under Maryland law and our Charter, you will not be entitled to rights of appraisal with respect to Amendment No. 3 to our Second Articles of Amendment and Restatement. Accordingly, to the extent that you object to Amendment No. 3 to our Second Articles of Amendment and Restatement, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

Vote Required

Approval of this proposal to amend our existing Charter requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless stockholders designate otherwise.

Our board of directors has deemed it advisable and in the best interests of the Company and our stockholders to approve the amendment to the Charter to provide for the conversion of the common stock into our Class A and Class B-1, B-2 and B-3 common stock and the future conversion of our Class B-1, B-2 and B-3 common stock into our Class A common stock and has unanimously recommended that our stockholders approve this amendment to our Charter. Our board of directors unanimously approved the Articles of Amendment and recommends that you vote FOR this proposal.

PROPOSAL II:

PROPOSAL TO APPROVE AN ADJOURNMENT

OR POSTPONEMENT OF THE SPECIAL MEETING

The second proposal is to consider and vote upon the proposal to approve an adjournment or postponement of the Special Meeting, including, if necessary, to solicit additional proxies in favor of Proposal I if there are not sufficient votes for this proposal.

Vote Required

Approval of the proposal to adjourn or postpone the Special Meeting, including, if necessary, to solicit additional proxies in favor of Proposal I if there are not sufficient votes for the proposal, requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders who are present in person or by proxy and entitled to vote. If you abstain from voting on the proposal, it will have no effect on the outcome of the vote. Proxies received will be voted FOR approval of this proposal unless stockholders designate otherwise.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote FOR the proposal to approve the postponement or adjournment of the Special Meeting.

STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of September 30, 2009 by (1) each of our directors, (2) each of our named executive officers, (3) all of our directors and executive officers as a group and (4) each holder of 5% or more of each class of our common stock. This table shows both our existing stock ownership and also reflects the recapitalization following the conversion of our common stock, assuming the approval of Proposal I. Unless otherwise indicated, all shares of common stock are owned directly and the indicated person has sole voting and investment power.

Name of Beneficial Owner(1)	Existing Ownership			Ownership Following Recapitalization
	Common Stock		Percentage	Total		Class A		Class B
						Shares Beneficially Owned	Percentage	Shares Beneficially Owned	Percentage
Michael R. Buchanan	22,989	(6)	*	7,663	(2)	1,916	*	5,747	*
Wesley E. Cantrell	11,376		*	3,792		948	*	2,844	*
William H. Keogler, Jr.	94,956	(7)	*	31,652	(3)	7,913	*	23,739	*
Frank C. McDowell	21,489		*	7,163		1,791	*	5,372	*
Donald S. Moss	129,018	(8)	*	43,006	(4)	10,752	*	32,254	*
Jeffrey L. Swope	12,027		*	4,009		1,002	*	3,007	*
W. Wayne Woody	21,990	(9)	*	7,330	(5)	1,833	*	5,497	*
Donald A. Miller, CFA	174,273		*	58,091		14,523	*	43,568	*
Robert E. Bowers	65,598		*	21,866		5,467	*	16,399	*
Laura P. Moon	29,094		*	9,698		2,425	*	7,273	*
Raymond L. Owens	53,745		*	17,915		4,479	*	13,436	*
Carroll A. Reddic	28,860		*	9,620		2,405	*	7,215	*
All officers and directors as a group	665,415		*	221,805		55,454	*	166,351	*

*	Less than 1% of the outstanding common stock.
(1)	The address of each of the stockholders is c/o Piedmont Office Realty Trust, Inc., 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097.
(2)	Includes options to purchase up to 2,167 shares of common stock, which are exercisable within 60 days of September 30, 2009.
(3)	Includes options to purchase up to 3,167 shares of common stock, which are exercisable within 60 days of September 30, 2009.
(4)	Includes options to purchase up to 3,167 shares of common stock, which are exercisable within 60 days of September 30, 2009.
(5)	Includes options to purchase up to 1,833 shares of common stock, which are exercisable within 60 days of September 30, 2009.
(6)	Includes options to purchase up to 6,500 shares of common stock, which are exercisable within 60 days of September 30, 2009.
(7)	Includes options to purchase up to 9,500 shares of common stock, which are exercisable within 60 days of September 30, 2009.
(8)	Includes options to purchase up to 9,500 shares of common stock, which are exercisable within 60 days of September 30, 2009.
(9)	Includes options to purchase up to 5,500 shares of common stock, which are exercisable within 60 days of September 30, 2009.

PROPOSALS YOU MAY VOTE ON

WHETHER YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS HAVE THE FOLLOWING THREE OPTIONS FOR SUBMITTING THEIR VOTES BY PROXY: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL, USING THE ENCLOSED PROXY CARD. BECAUSE WE ARE A WIDELY-HELD REIT WITH APPROXIMATELY 107,000 STOCKHOLDERS, YOUR VOTE IS VERY IMPORTANT! YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE PIEDMONT SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

STOCKHOLDER PROPOSALS

In order to be eligible for presentation at our 2010 annual meeting, our current Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than June 17, 2010 and no later than July 17, 2010 at the following address: Robert E. Bowers, Secretary, Piedmont Office Realty Trust, 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2010 Annual Meeting must be received by March 24, 2010.

HOUSEHOLDING

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, Proxy Statement, Proxy Statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call us at 1-800-557-4830 or write to Piedmont Investor Services Department at P.O. Box 2828, Norcross, Georgia 30091-2828. If you are a stockholder that receives multiple copies of our proxy materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Special Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

APPENDIX A

ARTICLES OF AMENDMENT

OF

PIEDMONT OFFICE REALTY TRUST, INC.

Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Pursuant to Section 2-602(b)(8) of the Maryland General Corporation Law (the “MGCL”), the charter of the Company (the “Charter”) is hereby amended to provide that, immediately upon the acceptance for record of these Articles of Amendment by the SDAT (the “Effective Time”), each Common Share (as defined in the Charter) which was issued and outstanding immediately prior to the Effective Time shall be changed into 1/12th of a share of Class A Common Stock, 1/12th of a share of Class B-1 Common Stock, 1/12th of a share of Class B-2 Common Stock and 1/12th of a share of Class B-3 Common Stock, the Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock having the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in the Charter upon the Effective Time.

SECOND: The charter of the Company is hereby further amended by adding the following paragraphs to Section 7.2 of Article VII:

(vi) CLASSIFICATION. 600,000,000 Common Shares shall be classified as Class A Common Stock (the “Class A Common Stock”), 50,000,000 Common Shares shall be classified as Class B-1 Common Stock (the “Class B-1 Common Stock”), 50,000,000 Common Shares shall be classified as Class B-2 Common Stock (the “Class B-2 Common Stock”) and 50,000,000 Common Shares shall be classified as Class B-3 Common Stock (the “Class B-3 Common Stock” and, together with the Class B-1 Common Stock and the Class B-2 Common Stock, the “Class B Common Stock”).

(vii) CONVERSION. The Class A Common Stock is not convertible into or exchangeable for any other property or securities of the Company. Each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock as follows: (a) one hundred eighty (180) days following the date of the listing of the Class A Common Stock of the Company on a national securities exchange or over-the-counter market (the “Listing Date”), in the case of the Class B-1 Common Stock; (b) two hundred seventy (270) days following the Listing Date, in the case of the Class B-2 Common Stock; and (c) on January 30, 2011, in the case of the Class B-3 Common Stock; provided, however, that each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock on January 30, 2011.

(viii) GENERAL. Except as set forth in the immediately preceding subparagraph, the Class A Common Stock and Class B Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption.

THIRD: Upon any restatement of the Charter, including any restatement that also includes amendments as permitted by Section 2-609(b) of the MGCL, the provisions set forth in paragraphs SECOND and THIRD above shall become part of the restated or amended and restated Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections thereof.

FOURTH: The amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Company entitled to vote thereon as required by law.

FIFTH: The total number of shares of stock which the Company had authority to issue immediately prior to the foregoing amendments to the Charter was 1,000,000,000, consisting of 750,000,000 Common Shares, all of one class, 100,000,000 Preferred Shares (as defined in the Charter) and 150,000,000 Shares-in-Trust (as defined in the Charter). The aggregate par value of all shares of stock having par value was $7,500,000.

SIXTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendments to the Charter is 1,000,000,000, consisting of 750,000,000 Common Shares, of which 600,000,000 are classified as Class A Common Stock, 50,000,000 are classified as Class B-1 Common Stock, 50,000,000 are classified as Class B-2 Common Stock and 50,000,000 are classified as Class B-3 Common Stock, and 100,000,000 Preferred Shares and 150,000,000 Shares-in-Trust. The aggregate par value of all shares of stock having par value was $7,500,000.

SEVENTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this             day of             , 2010.

ATTEST:		PIEDMONT OFFICE REALTY TRUST, INC.

	By:	(SEAL)
Name:		Name:
Title: Secretary		Title: President

VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-866-241-6192 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Special Meeting on January 20, 2010

Please detach at perforation before mailing.

PROXY CARD	PIEDMONT OFFICE REALTY TRUST, INC.	PROXY CARD
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 20, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Donald A. Miller, CFA and Robert E. Bowers, and each of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to attend the Special Meeting of stockholders of PIEDMONT OFFICE REALTY TRUST, INC. to be held on January 20, 2010, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this card, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of the Special Meeting of stockholders and the Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned, when this proxy is properly executed, will be cast in the manner directed herein. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the Amendment to the Charter to provide for the conversion of our common stock into Class A and Class B-1, B-2 and B-3 common stock and the future conversion of our Class B-1, B-2 and B-3 common stock into Class A common stock” and “FOR an adjournment or postponement of the Special Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposal.” The votes entitled to be cast by the undersigned will be cast upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the proxies’ discretion, including, but not limited to, the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the January 20, 2010 meeting date.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Share Owner sign here

Co-Owner sign here

Date	PIE_20922_120109

Important Notice Regarding the Availability of Proxy Materials for Piedmont Office Realty Trust, Inc.

Special Meeting of Stockholders to Be Held on January 20, 2010.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/pie20922

Please detach at perforation before mailing.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR ALL PROPOSALS”, AS DESCRIBED IN THE PROXY STATEMENT.

TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK. Example:  ¢

1.	Amendment to the Charter to provide for the conversion of our common stock into Class A and Class B-1, B-2 and B-3 common stock and the future conversion of our Class B-1, B-2 and B-3 common stock into our Class A common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Proposal to approve an adjournment or postponement of the special Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes for the proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	YES	NO
I PLAN TO ATTEND THE ANNUAL MEETING.	☐	☐

ADDRESS CHANGE:

IMPORTANT

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

PIE_20922_120109